Filed Pursuant to Rule 424(b)(5)

Registration No. 333-287576

PROSPECTUS SUPPLEMENt

(To Prospectus dated June 5, 2025)

Up to $300,000,000

Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement, dated as of June 9, 2025 (the “Sales Agreement”), with Cantor Fitzgerald & Co. (“Cantor”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”) (each a “Sales Agent” and together the “Sales Agents”) relating to the sale of shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $300,000,000 from time to time to or through Cantor, acting as the sole designated sales agent. In no event will the actual number of shares of common stock offered and sold pursuant to the Sales Agreement exceed the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock).

Our common stock is listed and traded on the NYSE American LLC (“NYSE American”) under the symbol “KULR.” On June 6, 2025, the last reported sale price of our common stock on NYSE American was $1.18 per share.

Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Cantor is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agents a commission, in cash, at a rate of up to 3.0% of the gross sales price per share sold through the Sales Agreement. In connection with the sale of common stock on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act and their compensation will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents against certain civil liabilities, including liabilities under the Securities Act.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement, and the risk factors incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Cantor

   Craig-Hallum

The date of this prospectus supplement is June 9, 2025.

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About This Prospectus Supplement

This document is part of a registration statement that was filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process on Form S-3, as amended (File No. 333-287576) and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update, or change information contained in the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In addition, in this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is automatically updated and superseded. If the information contained in this prospectus supplement differs or varies from, or is inconsistent with, the information contained in the accompanying prospectus, or the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agents have not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the Sales Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus before investing in our common stock.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus supplement by any person in any jurisdiction if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus concerning our business and the industry and markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Our management’s estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical, and general publications, government data and similar sources.

Unless the context otherwise requires, when we refer to “KULR” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean KULR Technology Group, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis. References to “you” refer to a prospective investor.

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Prospectus Supplement Summary

This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our common stock, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein carefully, especially the “Risk Factors” section in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which reports may be amended, supplemented or superseded from time to time by other reports we file with the SEC, or other documents that are incorporated by reference before making an investment decision.

Company Overview

KULR Technology Group, Inc., through our wholly owned subsidiary KULR Technology Corporation, develops and commercializes high-performance thermal management technologies for batteries, electronics, and other components across an array of battery-powered applications. For aerospace and Department of Defense applications, our solutions target high performance applications in direct energy, hypersonic vehicles and satellite communications. For commercial applications, our main focus is a total solution to battery safety and sustainability by which we aim to mitigate the effects of thermal runaway propagation which has been known to cause random fires in lithium-ion (“Li-ion”) batteries. This total battery safety solution can be used for electric vehicles, energy storage, battery recycling transportation, cloud computing and 5G communication devices. Our proprietary core technology is a carbon fiber material that provides what we believe to be superior thermal conductivity and heat dissipation for an ultra-lightweight and pliable material. By leveraging our proprietary cooling solutions that were developed through longstanding partnerships with advanced technology users like NASA, the Jet Propulsion Lab and others, our products and services make commercial battery powered products safer and electronics systems cooler and lighter.

KULR’s business model continues to evolve from being a component supplier, to providing more design and testing services to our customers. The next step of evolution is to provide total system solutions to address market needs. In order to scale up as a systems provider more quickly and efficiently in (i) the Li-ion battery energy storage and recycling markets, (ii) battery cell design and safety testing, and (iii) advanced thermal management systems, such as hypersonic vehicles, KULR will actively seek partners for joint venture, technology licensing and other strategic partnership models. The goal is to leverage the Company’s thermal design technology expertise to create market leading products, which KULR will take to market directly to capture more value for KULR stockholders.

We have not yet achieved profitability and expect to continue to incur cash outflows from operations, and as a result, we will eventually need to generate significant revenues to achieve profitability. Until that time, we may continue to raise cash, as and when required, through equity or debt financings.

Intellectual Property and Patent Strategy

Our intellectual property strategy includes pursuing patent and trade secret protection for new innovations in core carbon fiber architecture development, application development, and battery protection and storage technologies. Additionally, our intellectual property strategy includes the acquisition of intellectual property and the licensing of both our and third-party intellectual property. As of the date of this prospectus supplement, we have five patents granted and assigned to KULR, licenses with certain exclusive rights to five third-party patents, a license with certain non-exclusive rights to one third-party patent, an exclusive license to a third-party licensee to certain of our intellectual property in a specific territory, one pending nonprovisional application, and no provisional patent application. We also have trademarks that are used in the conduct of our business to distinguish genuine KULR products and services; KULR has been granted trademarks for Class 9 and Class 17 applications, and has multiple other trademark applications pending with the United States Patent and Trademark Office seeking enhanced protection for brands for various existing and forthcoming products and services.

Bitcoin Treasury Strategy

WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940 AND STOCKHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY THE COMMODITIES EXCHANGE ACT.

In December 2024, we adopted bitcoin as our primary treasury reserve asset on an ongoing basis, subject to market conditions and our anticipated cash needs. Our strategy includes acquiring and holding bitcoin using cash flows that exceed working capital requirements, and from time to time, subject to market conditions, issuing equity or debt securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin. For example, we began issuing shares under an “at-the-market” offering program in the second half of 2024, and used proceeds from such program to acquire additional bitcoin. We view our bitcoin holdings as long term holdings and expect to continue to accumulate bitcoin. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional bitcoin purchases. This overall strategy also contemplates that we may periodically sell bitcoin for general corporate purposes or in connection with strategies that generate tax benefits in accordance with applicable law, enter into additional capital raising transactions, including those that could be collateralized by our bitcoin holdings, and consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings.

This section summarizes our current treasury strategy for bitcoin, including our bitcoin holdings, trading execution, custody, storage and accounting considerations. We reserve the right to update and alter our treasury strategy from time to time. We view bitcoin as a reliable store of value and a compelling investment. We believe it has unique characteristics as a scarce and finite asset that can serve as a reasonable inflation hedge and safe haven amid global instability. Bitcoin is often compared to gold, which has been viewed as a dependable store of value throughout history. Gold’s value has appreciated substantially over time. For example, 25 years ago, the price of gold was approximately $500 per ounce. In 2024, the price of gold has traded higher than $2,700 per ounce. As of December 31, 2024, the total market capitalization of gold was approximately $18.0 trillion compared to approximately $1.9 trillion for bitcoin. Bitcoin is a highly volatile asset that has traded below $39,000 per bitcoin and above $106,000 per bitcoin on Coinbase during 2024. More recently, year-to-date in 2025, Bitcoin has traded below $75,000 per bitcoin and above $111,000 per bitcoin. While highly volatile, bitcoin’s price has also appreciated significantly since bitcoin’s inception in January 2009 (at zero per bitcoin). We believe that a substantial portion of bitcoin’s appreciation is attributable to the view that bitcoin is or will become a reliable store of value. Like gold, bitcoin is also viewed as a scarce asset; the ultimate supply of bitcoin is limited to 21 million coins and approximately 94% of its supply already exists.

We believe that bitcoin’s finite, digital and decentralized nature as well as its architectural resilience make it preferable to gold, which, as noted above, has a market capitalization over 10 times higher than the market capitalization of bitcoin as of December 31, 2024. Given our belief that bitcoin is a comparable and possibly better store of value than gold, we believe that bitcoin has the potential to approach or exceed the value of gold over time. Given the substantial gap in value between gold and bitcoin based on current market capitalization, we believe that bitcoin has the potential to generate outsized returns as it gains increasing acceptance as “digital gold.” We believe that the growing global acceptance and “institutionalization” of bitcoin supports our view that bitcoin is a reliable store of value. We believe that bitcoin’s unique attributes discussed above not only differentiate it from fiat money, but also from other cryptocurrency assets, and for that reason, we have no plans to purchase cryptocurrency assets other than bitcoin.

Recent Developments

Appointment of Directors and General Counsel

Effective June 6, 2025, our board of directors (the “Board”) increased the number of directors to five and appointed Messrs. Shawn Canter and Aron Schwartz to serve as members of the Board, effective immediately. Messrs. Canter and Schwartz will serve as members of the Board until the next annual meeting of the Company’s stockholders, and until their successors are elected and qualified or until their earlier death, resignation or removal. In addition, Mr. Schwartz was appointed as the Chair of the Board’s Compensation Committee and as member of each of the Audit Committee and Nomination and Corporate Governance Committee.

Effective June 6, 2025, the Board also appointed Mr. Jay K. Yamamoto as General Counsel and Secretary.

Bitcoin Acquisitions and Mining

During the first three months of March 31, 2025, we purchased 449.45 Bitcoin via trade orders on Coinbase (the prime broker), at an average cost of $99,008 per Bitcoin, inclusive of fees and expenses, for an aggregate cost of $44,499,352. Additionally, on March 7, 2025, we entered into a sixty-day lease agreement (the “First Lease Agreement”) with a bitcoin mining services company to operate 2,500 S-19 bitcoin mining machines on our behalf, at a total lease cost of $850,000. On May 16, 2025, we entered into a two hundred twenty eight day lease agreement terminating on December 31, 2025 (the “Second Lease Agreement”, and together with the First Lease Agreement the “Machine Lease Agreement”) with a bitcoin mining services company to operate 3,000 S-19 bitcoin mining machines on our behalf, at a total lease cost of $3,200,000.

Through March 31, 2025, 2.97 bitcoin have been earned pursuant to the Machine Lease Agreement, at an average value of $84,186 per bitcoin. During the period from April 1, 2025 through June 6, 2025, we purchased 244.36 Bitcoin, at an average cost of $103,949 per Bitcoin, and earned 6.69 Bitcoin from mining services.

At the Market Offering

On July 3, 2024, we entered into a sales agreement with Craig-Hallum (the “Prior Sales Agreement”), pursuant to which we, from time to time, sold shares of common stock in “at the market” offerings through or to Craig-Hallum. On January 24, 2025, we increased the maximum aggregate offering amount of the shares of our common stock issuable under the Prior Sales Agreement by an additional $50.0 million, bringing the total aggregate offering amount to $146.0 million. During the three months ended March 31, 2025, we issued a total of 19,407,622 shares of common stock pursuant to the Prior Sales Agreement for aggregate gross proceeds of $51,152,353. During the period from April 1, 2025 through May 30, 2025, we issued 24,078,304 shares of common stock for aggregate gross proceeds of $32,934,936 pursuant to the Prior Sales Agreement. The at the market program entered into with Craig-Hallum pursuant to the Prior Sales Agreement has been fully utilized as of May 30, 2025.

Texas Space Commission Grant

On April 22, 2025, we announced that we received conditional approval from the Texas Space Commission for a grant of up to $6,703,500. If received, this grant will help support the advancement of our program aimed at developing cold-temperature lithium-ion battery solutions. Our receipt of the grant is conditioned upon the Texas Space Commission’s approval of our proposed budget, which may change over time. It is possible that the Texas Space Commission may reject our budget or provide us with a lesser amount of funding as our needs evolve.

Implications of Being a Smaller Reporting Company

As a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in addition to providing reduced disclosure about our executive compensation arrangements and business developments, among other reduced disclosure requirements available to smaller reporting companies, we present only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

We have taken advantage of reduced reporting requirements in this prospectus supplement and the accompanying prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Corporate Information

We were incorporated in the State of Delaware in December 2015 and were formerly known as “KT High-Tech Marketing, Inc.” and, prior to that, as “Grant Hill Acquisition Corporation.” In April 2016, KULR implemented a change of control by issuing shares to new stockholders, redeeming shares of existing stockholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. Our principal executive offices are located at 555 Forge River Road, Suite 100, Webster, Texas 77598, and our telephone number is (408) 663-5247. Our corporate website address is https://www.kulr.ai. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus and should not be relied upon with respect to this offering.

The KULR name or logo, and any other current or future trademarks, service marks and trade names appearing in this prospectus supplement and the accompanying prospectus are the property of KULR Technology Group, Inc. Other trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus are referred to without the symbols ® and TM, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the most recent fiscal year and subsequently filed Quarterly Reports on Form 10-Q, as described in the section entitled “Incorporation of Certain Documents by Reference” in this prospectus supplement.

The Offering

Issuer	KULR Technology Group, Inc.
Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $300.0 million.
Common stock to be outstanding immediately after the offering

Up to 562,836,686 shares of our common stock, assuming sales of 254,237,288 shares of our common stock in this offering at an assumed offering price of $1.18 per share, which was the last reported sale price of our common stock on the NYSE American on June 6, 2025. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Use of proceeds

We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes, including the acquisition of bitcoin. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Plan of distribution

The shares of common stock will be offered through an “at the market offering” that may be made from time to time through or to Cantor, acting as the sole designated sales agent. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.
NYSE American symbol	“KULR”

The number of shares of common stock expected to be outstanding immediately after this offering is based on 284,521,094 shares outstanding as of March 31, 2025, plus 24,078,304 shares issued subsequent to March 31, 2025 pursuant to the Prior Sales Agreement, which Prior Sales Agreement was fully utilized as of May 30, 2025, and excludes, in each case as of March 31, 2025:

•	up to 718,457 shares of common stock reserved for future issuances and grants under our 2018 Equity Incentive Plan (the “2018 Plan”);

•	up to 10,111,365 shares of our common stock issuable upon the vesting of restricted stock units under our 2018 Plan;

•	up to 750,000 shares of our common stock issuable upon meeting the delivery requirements of vested restricted stock units under our 2018 Equity Incentive Plan;

•	up to 349,000 shares of our common stock issuable upon exercise of options outstanding at a weighted average exercise price of $1.49 per share; and

•	up to 711,219 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.06 per share.

Unless otherwise stated or the context requires otherwise, all information in this prospectus supplement reflects and assumes no exercise of outstanding options and warrants.

Risk Factors

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings, each of which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our common stock and this Offering

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 254,237,288 shares of our common stock are sold at an assumed price of $1.18 per share, the last reported sale price of our common stock on the NYSE American, on June 6, 2025, for aggregate gross proceeds of approximately $300.0 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would incur immediate dilution of $0.45 per share. For a more detailed discussion of the foregoing, see “Dilution” beginning at page S-16 of this prospectus supplement. To the extent outstanding stock options or warrants are exercised, or common stock is issued pursuant to outstanding restricted stock units, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future, and we issue shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

We currently do not have enough authorized shares of common stock to issue all shares offered hereunder.

We do not have enough shares of our common stock currently authorized under our amended and restated certificate of incorporation (the “certificate of incorporation”) to issue all shares in the offering pursuant to the Sales Agreement. We currently have 500,000,000 shares of common stock authorized under our certificate of incorporation. As of June 6, 2025, we had 308,790,002 shares of common stock issued and outstanding, 711,219 shares issuable upon exercise of outstanding warrants, 349,000 shares issuable upon exercise of outstanding options, 9,917,265 shares issuable upon vesting of outstanding restricted stock units, 750,000 shares issuable upon outstanding restricted stock units that have vested, and 623,827 shares available for future issuance as awards under our 2018 Plan.  We currently do not have sufficient remaining authorized shares of common stock to fully utilize the Sales Agreement unless and until, we either (i) file with the Secretary of State of the State of Delaware a certificate of amendment to our certificate of incorporation effecting a reverse split of our issued and outstanding common stock, which was previously approved by our stockholders in February 2024; or (ii) seek stockholder approval to increase our authorized shares of common stock and file with the Secretary of State of the State of Delaware a certificate of amendment to our certificate of incorporation effecting such increase. If we do not effect a reverse split of our issued and outstanding common stock or if our stockholders do not approve an increase of authorized shares of common stock, our business development and financing alternatives will be limited by our lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed, perhaps severely, by this limitation.

The sale or availability for sale of a substantial number of shares of our common stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our common stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our common stock to decline. We are unable to predict what effect, if any, sales of securities in this Offering or by our significant stockholders, directors or officers will have on the market price of our common stock.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to Cantor to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through or to Cantor after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Cantor in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales of our equity could result in significant dilution to our existing stockholders and depress the market price of our common stock.

It is likely that we will seek additional capital in the future and from time to time. If this financing is obtained through the issuance of equity securities, debt convertible into equity securities, options or warrants to acquire equity securities or similar instruments or securities, our existing stockholders will experience dilution in their ownership percentage upon the issuance, conversion or exercise of such securities and such dilution could be significant. Additionally, any new equity securities issued by us could have rights, preferences or privileges senior to those of our common stock. Any issuance by us or sales of our securities by our security holders, including by any of our affiliates, or the perception that such issuances or sales could occur, could negatively impact the market price of our securities. For example, if one or more of our stockholders who own significant blocks of our common stock were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected. This could result in further potential dilution to our existing stockholders and the impairment of our ability to raise capital through the sale of equity, debt or other securities.

The market price for our common stock has experienced significant price and volume volatility and is likely to continue to experience significant volatility in the future. This volatility may impair the ability to finance strategic transactions with our stock and otherwise harm our business.

Our stock price has experienced significant price and volume volatility for the past several years, and our stock price is likely to experience significant volatility in the future. The trading price of our common stock may be influenced by factors beyond our control, such as the volatility of the financial markets, uncertainty surrounding domestic and foreign economies, conditions and trends in the markets we serve, changes in the estimation of the future size and growth rate of our markets, publication of research reports, and recommendations by financial analysts relating to our business, the business of competitors, or the industries in which we operate and compete, changes in market valuation or earnings of competitors, legislation or regulatory policies, practices, or actions, sales of our common stock by principal stockholders, and the trading volume of our common stock. The historical market prices of our common stock may not be indicative of future market prices and we may be unable to sustain or increase the value of our common stock. We have historically used equity incentive compensation as part of our overall compensation arrangements. The effectiveness of equity incentive compensation in retaining key employees may be adversely impacted by volatility in our stock price. Significant declines in our stock price may also interfere with the ability, if needed, to raise additional funds through equity financing or to finance strategic transactions with our stock. In addition, there may be increased risk of securities litigation following periods of fluctuations in our stock price. Securities class action lawsuits are often brought against companies after periods of volatility in the market price of their securities. These and other consequences of volatility in our stock price which could be exacerbated by macroeconomic conditions that affect the market generally, or our industries in particular, could have the effect of diverting management’s attention and could materially harm our business.

We have not paid dividends in the past and have no plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to pursue our business plan and cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. Therefore, you should not expect to receive cash dividends on our common stock.

We are and may continue to be subject to short selling strategies.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s best interests for the price of the stock to decline, may short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects to create negative market momentum and generate profits for themselves after selling a stock short. These short attacks have, in the past, led to selling of shares in the market.

We are, and may in the future be, the subject of unfavorable allegations made by short sellers. For example, in April 2025, we were the subject of negative commentary from a short seller that alleged, among other things, that we made misleading statements regarding our financial performance, partnerships, customer contracts and pipeline, improperly inflated our revenue, and delivered unrealistic projections. We may in the future become subject to additional unfavorable reports.

Any such allegations may be followed by periods of instability in the market price of our shares of common stock and could have a significant adverse impact on our reputation. We may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. In addition, any related inquiry or formal investigation from a governmental organization or other regulatory body, including any inquiry from the SEC or the U.S. Department of Justice, could result in a material diversion of our management’s time and could have a material adverse effect on our business and results of operations. Such a situation could be costly and time-consuming and could distract our management from operating our business. We have not received any inquiry from any governmental agencies relating to the allegations in the recent short seller report, but we cannot predict that there will not be any inquiries in the future, which may at such time have a negative effect on our business and results of operations. Even if such allegations are ultimately proven to be groundless, allegations against us could adversely impact our business, and cause downward pressure and increased volatility in the price of our shares of common stock.

Risks related to our Bitcoin Acquisition Strategy

WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940 AND STOCKHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY THE COMMODITIES EXCHANGE ACT.

We may use the net proceeds from this offering to purchase additional bitcoin, the price of which has been, and will likely continue to be, highly volatile.

We may use the net proceeds from this offering to purchase additional bitcoin. Bitcoin is a highly volatile asset that has traded below $39,000 per bitcoin and above $106,000 per bitcoin on Coinbase during 2024. More recently, year-to-date in 2025, bitcoin traded above $111,000 per bitcoin and below $75,000 per bitcoin on Coinbase. In addition, bitcoin does not pay interest or other returns and so ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of bitcoin following our purchases of bitcoin with the net proceeds from this offering. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, the U.S. executive branch and SEC, among others in the United States and abroad, have been active in recent years, and laws including the European Union’s Markets in Crypto Asset Regulation and the U.K.’s Financial Services and Markets Act 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased or different regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the bitcoin blockchain, a variety of technical factors related to the bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Similarly, the open-source nature of the bitcoin blockchain means the contributors and developers of the bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the bitcoin blockchain could adversely affect the bitcoin blockchain and negatively affect the price of bitcoin.

Recent actions by U.S. banking regulators have reduced the ability of bitcoin-related services providers to gain access to banking services and liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets. In addition, while the current administration has expressed support regarding the development and use of digital assets as the industry has anticipated, the specific regulatory frameworks are still to be developed. Expectations around U.S. digital asset policy, including potential sentiments that the U.S. government is not moving quickly enough or not meeting policy expectations, may adversely affect the price of bitcoin.

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our common stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus supplement.

While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in bitcoins exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If bitcoin is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of bitcoins that constitute investment assets under the 1940 Act. These steps may include, among others, selling bitcoins that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our bitcoins at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if bitcoin is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As bitcoin and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. See “Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty” above.

If bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock. See “Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our common stock” above. Moreover, the risks of us engaging in a bitcoin treasury strategy have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the bitcoin markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, bitcoin we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Substantially all of the bitcoin we own is held in a custody account at a U.S.-based institutional-grade digital asset custodian. Security breaches and cyberattacks are of particular concern with respect to our bitcoin. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

•	a partial or total loss of our bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our bitcoin;
•	harm to our reputation and brand;
•	improper disclosure of data and violations of applicable data privacy and other laws; or
•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader bitcoin blockchain ecosystem or in the use of the bitcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

CAUTIONARY NOTE REGARDING Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements in this prospectus supplement and the documents incorporated by reference herein that are not historical facts should be considered “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved.

Some of the important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Additional risks, uncertainties and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as may be amended, supplemented or superseded from time to time by our subsequent filings with the SEC.

This prospectus includes or incorporates by reference certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by applicable securities law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus supplement. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Use of Proceeds

The amount of net proceeds from this offering will depend upon the number of our common stock sold and the market prices at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds of this offering for working capital and other general corporate purposes, including the acquisition of bitcoin. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Accordingly, we will retain broad discretion over the use of these proceeds. To the extent we do not use the net proceeds as described above, we intend to invest any remaining net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. federal government.

DIVIDEND POLICY

We have not paid dividends on our common stock, and we do not plan to pay any dividends in the foreseeable future. Instead, we plan to retain any earnings to invest in our operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

Dilution

If you purchase shares of our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing the number of shares of common stock outstanding, by our total tangible assets less total liabilities.

Our historical net tangible book value as of March 31, 2025, was approximately $89.1 million, or $0.31 per share, based on 284,521,094 shares of our common stock outstanding as of that date.

Subsequent to March 31, 2025, we issued 24,078,304 shares of common stock pursuant to the Prior Sales Agreement. Our pro forma net tangible book value as of March 31, 2025, was approximately $121.2 million, or $0.39 per share of common stock. We calculate pro forma net tangible book value per share by dividing (a) the total of our historical net tangible book value, plus the net proceeds of approximately $32.1 million, received after March 31, 2025 from the sale of shares pursuant to the Prior Sales Agreement, by (b) the sum of the total number of shares of our common stock outstanding as of March 31, 2025, plus the number of shares of our common stock issued after March 31, 2025 pursuant to such Prior Sales Agreement. The at the market program entered into with Craig-Hallum pursuant to the Prior Sales Agreement has been fully utilized as of May 30, 2025.

We do not have enough shares of common stock currently authorized under our second amended and restated certificate of incorporation to issue all shares in the offering to pursuant to the Sales Agreement. We currently have 500,000,000 shares of common stock authorized under our certificate of incorporation. As of June 6, 2025, we had 308,790,002 shares of common stock issued and outstanding, 711,219 shares issuable upon exercise of outstanding warrants, 349,000 shares issuable upon exercise of outstanding options, 9,917,265 shares issuable upon vesting of outstanding restricted stock units, 750,000 shares issuable upon outstanding restricted stock units that have vested, and 623,827 shares available for future issuance as awards under the Company’s 2018 Equity Incentive Plan.

Notwithstanding the above, since our stockholders have previously approved and authorized a reverse split, we have assumed, for purposes of the illustration in the below table, the sale of 254,237,288 shares of our common stock for an assumed maximum aggregate amount of $300.0 million at an assumed offering price of $1.18 per share. Accordingly, after giving effect to the sale of our common stock in the assumed maximum aggregate amount of $300.0 million at an assumed offering price of $1.18 per share, the last reported sale price of our common stock on the NYSE American on June 6, 2025, and after deducting offering commissions and estimated aggregate offering expenses payable by us, our as adjusted, pro forma net tangible book value would have been approximately $413.5 million, or $0.73 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.34 per share to existing stockholders and immediate dilution of $0.45 per share to investors in this offering at the assumed offering price, as illustrated by the following table :

Assumed public offering price per share		$1.18
Historical net tangible book value per share as of March 31, 2025	$0.31
Pro forma increase in net tangible book value per share as of March 31, 2025	0.08
Pro forma net tangible book value per share as of March 31, 2025	0.39
Increase in as adjusted, pro forma net tangible book value per share attributable to this offering	0.34
As adjusted, pro forma net tangible book value per share after giving effect to this offering		0.73
Dilution per share to investors in this offering		$0.45

The foregoing discussion and table are based on 284,521,094 shares outstanding as of March 31, 2025, plus 24,078,304 shares issued subsequent to March 31, 2025 pursuant to the Prior Sales Agreement, which Prior Sales Agreement was fully utilized as of May 30, 2025, and excludes, in each case as of March 31, 2025:

•	up to 718,457 shares of common stock reserved for future issuances and grants under our 2018 Plan;

•	up to 10,111,365 shares of our common stock issuable upon the vesting of restricted stock units under our 2018 Plan;

•	up to 750,000 shares of our common stock issuable upon meeting the delivery requirements of vested restricted stock units under our 2018 Plan;

•	up to 349,000 shares of our common stock issuable upon exercise of options outstanding, at a weighted average exercise price of $1.49 per share; and

•	up to 711,219 shares of common stock issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $1.06 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common stock. The exercise of outstanding options or warrants having an exercise or conversion price less than the offering price, plus the issuance of common stock pursuant to outstanding restricted stock units, would increase dilution to investors participating in this offering. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through our sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with the Sales Agents on June 9, 2025. Under the terms of the Sales Agreement, we may offer and sell up to $300.0 million of our common stock from time to time to or through Cantor, acting as the sole designated sales agent. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into this prospectus supplement.

Upon delivery of a placement notice to Cantor and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of shares of our common stock upon notice and subject to other conditions.

We will pay the Sales Agents a commission, in cash, at a rate of up to 3.0% of the gross sales price per share sold through the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agents for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (a) $100,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter payable in connection with each representation date with respect to which the Company is obligated to deliver a certificate pursuant to the terms of the Sales Agreement, and (c) $50,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the shares of common stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agents pursuant to the terms of the Sales Agreement, will be approximately $265,000.

Settlement for sales of our common stock will occur on the business day immediately following the date on which any sales are made, or on such other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of common stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and the Sales Agents may each terminate the Sales Agreement at any time upon ten days’ prior notice.

The Sales Agents and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market-making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by each of the Sales Agents, and each of the Sales Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

Legal Matters

The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, NY. The Sales Agents are being represented in connection with this offering by DLA Piper LLP (US), New York, NY.

Experts

The consolidated financial statements of KULR Technology Group, Inc., as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, included in KULR Technology Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. This prospectus supplement does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We are subject to the information requirements of the Exchange Act. We file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site is http://www.sec.gov. You may also access the documents we file with the SEC on our website at https://www.kulr.ai. The information on the SEC’s website and on our website are not part of this prospectus supplement or the accompanying prospectus, and any references to these websites or any other website are inactive textual references only.

Incorporation Of Information By Reference

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 15, 2025;

•

The Registrant’s Current Reports on Form 8-K filed with the SEC on January 6, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), January 17, 2025, January 21, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), January 24, 2025, February 11, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), March 25, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), April 15, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), May 2, 2025, May 6, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), May 20, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), and June 9, 2025 and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 2, 2021, as amended by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, as further amended and supplemented by the description of our securities contained in this prospectus under “Description of Capital Stock,” including any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14, or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus supplement and the termination of any offering of securities offered by this prospectus supplement and the accompanying prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

KULR Technology Group, Inc.

Attention: Shawn Canter, Chief Financial Officer
555 Forge River Road, Suite 100,

Webster, Texas 77598
(408) 663-5247

No person has been authorized to give any information or to make any representation not contained in this prospectus supplement, and, if given or made, such information and representation should not be relied upon as having been authorized by us. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder will under any circumstances create an implication that there has been no change in the facts set forth in this prospectus supplement or the accompanying prospectus or in our business, financial condition or affairs since the date hereof.

PROSPECTUS

KULR Technology Group, Inc.

$300,000,000

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, up to a total offering price of $300,000,000.

This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NYSE American LLC (“NYSE American”) under the symbol “KULR.” On May 23, 2025, the last reported sales price for our common stock was $1.19 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing of the securities on NYSE American or any other securities market or exchange covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 5, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement (this “Registration Statement”). Under this process, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus, for an aggregate offering amount of up to $300,000,000. The exhibits to our Registration Statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. This Registration Statement and the exhibits can be obtained from the Securities and Exchange Commission (also referred to herein as the “SEC” or the “Commission”) or from our corporate Secretary as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

References in this prospectus to the terms the “Company,” the “Corporation,” “KULR,” “we,” “our” and “us,” or other similar terms, mean KULR Technology Group, Inc., unless stated otherwise or if the context indicates otherwise.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Use of Proceeds,” and elsewhere in this prospectus, as well as the documents incorporated by reference herein, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements related to our expected business, new product introductions, increase in our operating costs beyond our current expectations and our inability to fully implement our current business plan, our ability to respond to new developments in technology and new applications of existing technology before our competitors, volatility surrounding the value of Bitcoin, our ability to raise funds for general corporate purposes and operations, procedures and procedure adoption, future results of operations, future financial position, our ability to generate revenues, our financing plans and future capital requirements, anticipated costs of revenue, anticipated expenses, the effect of recent accounting pronouncements, our anticipated cash flows, our ability to finance operations from cash flows or otherwise, and statements based on current expectations, estimates, forecasts, and projections about the economies and markets in which we operate and intend to operate and our beliefs and assumptions regarding these economies and markets.

iii

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among others, those factors referred to in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of the Company, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus and our most recent consolidated financial statements and related notes.

Company overview

KULR Technology Group, Inc., through our wholly owned subsidiary KULR Technology Corporation, develops and commercializes high-performance thermal management technologies for batteries, electronics, and other components across an array of battery-powered applications. For aerospace and Department of Defense applications, our solutions target high performance applications in direct energy, hypersonic vehicles and satellite communications. For commercial applications, our main focus is a total solution to battery safety and sustainability by which we aim to mitigate the effects of thermal runaway propagation which has been known to cause random fires in lithium-ion (“Li-ion”) batteries. This total battery safety solution can be used for electric vehicles, energy storage, battery recycling transportation, cloud computing and 5G communication devices. Our proprietary core technology is a carbon fiber material that provides what we believe to be superior thermal conductivity and heat dissipation for an ultra-lightweight and pliable material. By leveraging our proprietary cooling solutions that were developed through longstanding partnerships with advanced technology users like NASA, the Jet Propulsion Lab and others, our products and services make commercial battery powered products safer and electronics systems cooler and lighter.

KULR’s business model continues to evolve from being a component supplier, to providing more design and testing services to our customers. The next step of evolution is to provide total system solutions to address market needs. In order to scale up as a systems provider more quickly and efficiently in (i) the Li-ion battery energy storage and recycling markets, (ii) battery cell design and safety testing, and (iii) advanced thermal management systems, such as hypersonic vehicles, KULR will actively seek partners for joint venture, technology licensing and other strategic partnership models. The goal is to leverage the Company’s thermal design technology expertise to create market leading products, which KULR will take to market directly to capture more value for KULR shareholders.

We have not yet achieved profitability and expect to continue to incur cash outflows from operations, and as a result, we will eventually need to generate significant revenues to achieve profitability. Until that time, we may continue to raise cash, as and when required, through equity or debt financings.

WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940 AND STOCKHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY THE COMMODITIES EXCHANGE ACT.

Our Bitcoin Treasury Strategy

In December 2024, we adopted bitcoin as our primary treasury reserve asset on an ongoing basis, subject to market conditions and our anticipated cash needs. Our strategy includes acquiring and holding bitcoin using cash flows that exceed working capital requirements, and from time to time, subject to market conditions, issuing equity or debt securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin. For example, we began issuing shares under an “at-the-market” offering program in the second half of 2024, and used proceeds from the capital markets transaction to acquire additional bitcoin. We view our bitcoin holdings as long term holdings and expect to continue to accumulate bitcoin. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional bitcoin purchases. This overall strategy also contemplates that we may periodically sell bitcoin for general corporate purposes or in connection with strategies that generate tax benefits in accordance with applicable law, enter into additional capital raising transactions, including those that could be collateralized by our bitcoin holdings, and consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings.

Recent Developments

Bitcoin Acquisitions and Mining

During the first three months of March 31, 2025, the Company purchased 449.45 Bitcoin via trade orders on Coinbase (the prime broker), at an average cost of $99,008 per Bitcoin, inclusive of fees and expenses, for an aggregate cost of $44,499,352. Additionally, on March 7, 2025, the Company entered into a sixty-day lease agreement (the “First Lease Agreement”) with a bitcoin mining services company to operate 2,500 S-19 bitcoin mining machines on KULR’s behalf, at a total lease cost of $850,000. On May 16, 2025, the Company entered into a two hundred twenty eight day lease agreement until December 31, 2025 (the “Second Lease Agreement”, and together with the First Lease Agreement the “Machine Lease Agreement”) with a bitcoin mining services company to operate 3,000 S-19 bitcoin mining machines on KULR’s behalf, at a total lease cost of $3,200,000.

Through March 31, 2025, 2.97 bitcoin have been earned pursuant to the Machine Lease Agreement, at an average value of $84,186 per bitcoin. During the period from April 1, 2025 through May 23, 2025, the Company purchased 188.29 Bitcoin, at an average cost of $102,784 per Bitcoin, and earned 4.95 Bitcoin from mining services.

At the Market Offering

On January 24, 2025, the Company increased the maximum aggregate offering amount of the shares of the Company’s common stock issuable under the ATM by an additional $50 million, bringing the total aggregate offering amount to $146 million. During the three months ended March 31, 2025, the Company issued a total of 19,407,622 shares of common stock pursuant to the ATM for aggregate gross proceeds of $51,152,353. During the period from April 1, 2025 through May 23, 2025, the Company issued 21,094,552 shares of common stock for gross proceeds of $29,374,066 pursuant to the ATM.

Issuance of Non-Convertible Series A Voting Preferred Stock

On January 16, 2025, the Board of Directors approved the issuance of an additional 270,000 shares of Non-convertible Series A Voting Preferred Stock (“Series A Voting Preferred”) to the Chief Executive Officer (“CEO”), bringing his total holdings up to 1,000,000 shares of Series A Preferred Stock.

The issuance is subject to the Board reserving the full and unequivocal right to revoke, rescind, transfer or otherwise cancel the issued Non-convertible Series A Voting Preferred Stock in the event the CEO is removed from any position with the Company or resigns from all positions with the Company. This conditional arrangement is designed to ensure that the voting power conferred by the Series A Voting Preferred Stock remains tied to the active leadership of the Company. This underscores the Board’s commitment to maintaining alignment with the long-term interests of the Company and its stockholders.

The Independent Members of the Board have determined that the issuance represents a pivotal strategic move to reinforce and enhance the Company’s flexibility to optimize the Company’s negotiating position in any potential current and/or future engagements with commercial, financial, and/or strategic parties, and to provide defenses against potential hostile third-party actions.

Change in Auditors

On November 1, 2024, CBIZ CPAs P.C. (“CBIZ”) acquired the attest business of Marcum LLP (“Marcum”), and substantially all of the partners and staff that provided attestation services for Marcum joined CBIZ. On April 29, 2025, we were notified that Marcum resigned as the independent registered accounting firm of the Company. On April 30, 2025, upon Marcum’s resignation as auditors of the Company and with the approval of the Audit Committee of the Board of Directors of the Company, CBIZ was engaged as the Company’s independent registered public accounting firm.

Texas Space Commission Grant

On April 22, 2025, the Company announced that it has received conditional approval, as one of the recipients, for a grant award allocation of up to $6,703,500 by the Texas Space Commission, as part of a $26 million grant award focused on strengthening Texas’ leadership in space exploration and technology. The awards come from a $150 million appropriation made by the Texas Legislature in 2023 that also established the commission and the Texas Aerospace Research and Space Economy Consortium.

KULR’s selection supports its role in an ambitious program to develop cold-temperature lithium-ion battery solutions for the next generation of space missions. The initiative is being carried out in close collaboration with NASA Johnson Space Center (JSC) and in partnership with South 8 Technologies, aligning public, private, and academic stakeholders to deliver scalable, space-rated battery technology.

Throughout the program, KULR will manage the design, testing, and production of lithium-ion cells using liquefied gas (LiGas) electrolyte from South 8 Technologies. These cells will operate down to -60°C and be integrated into the KULR ONE Space platform, optimized for extreme environments encountered during lunar and Martian missions. Located just minutes from NASA Johnson Space Center, KULR’s Webster, TX facility will serve as the engineering and test hub for this effort, performing advanced battery safety testing and performance validation. The project aligns with NASA’s Artemis objectives by reducing heater energy requirements, improving safety margins, and enabling longer-duration operations in deep space environments.

Corporate Information

We were incorporated in the State of Delaware in December 2015 and were formerly known as “KT High-Tech Marketing, Inc.” and, prior to that as, “Grant Hill Acquisition Corporation.” In April 2016, KULR implemented a change of control by issuing shares to new stockholders, redeeming shares of existing stockholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. Our principal executive offices are located at 555 Forge River Road, Suite 100, Webster, Texas 77598, and our telephone number is (408) 663-5247. Our corporate website address is https://www.kulr.ai. The information contained on, connected to, or that can be accessed via our website is not a part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

The KULR name or logo, and any other current or future trademarks, service marks and trade names appearing in this prospectus supplement and the accompanying prospectus are the property of KULR Technology Group, Inc. Other trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus are referred to without the symbols ® and TM, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in the respective prospectus supplement and in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus primarily for general corporate purposes, including the acquisition of bitcoin. General corporate purposes may include working capital and capital expenditures, research and development expenses, general and administrative expenses and potential acquisition of, or investment in, companies, technologies, products or assets that complement our business, as well as the acquisition of bitcoin. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our articles of incorporation and our bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

As of the date of this prospectus, there are 305,774,344 and 305,598,968 shares of common stock issued and outstanding, respectively. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters on which stockholders are generally entitled to vote. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

Dividends.  Subject to the preferential rights, if any, of the holders of any outstanding series of our preferred stock, holders of shares of our common stock are entitled to receive dividends out of any of our funds legally available when, as and if declared by our Board of Directors (our “Board”). The timing, declaration, amount and payment of future dividends depend upon our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our Board deems relevant.

Liquidation.  If we liquidate, dissolve or wind up our affairs, holders of our common stock will be entitled to share proportionately in our assets available for distribution to stockholders, subject to the preferential liquidation rights, if any, of the holders of any outstanding series of our preferred stock.

Other Rights.  The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

As of May 23, 2025, we had preferred stock designated as follows: 1,000,000 shares designated as Series A Preferred Stock, all of which shares are issued and outstanding and which are held by our Chief Executive Officer, Michael Mo; 31,000 shares designated as Series B Convertible Preferred Stock (of which none were outstanding); 400 shares designated as Series C Preferred Stock (of which none were outstanding); and 650 shares designated as Series D Preferred Stock (of which none were outstanding).

The Series A Preferred Stock is not convertible into any series or class of stock of the Company. In addition, holders of the Series A Preferred Stock are not entitled to receive dividends, nor do they have rights to distribution from the assets of the Company in the event of any liquidation, dissolution, or winding up of the Company. Each record holder of Series A Preferred Stock shall have the right to vote on any matter with holders of the Company’s common stock and other securities entitled to vote, if any, voting together as a single class. Each record holder of Series A Preferred Stock has that number of votes equal to one-hundred (100) votes per share of Series A Preferred Stock held by such holder.

Under our certificate of incorporation and subject to the limitations prescribed by law, our Board, without stockholder approval, may issue our preferred stock in one or more series, and may establish from time to time the number of shares to be included in such series and may fix the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof.

When and if we issue additional shares of preferred stock, we will establish the applicable preemptive rights, dividend rights, voting rights, conversion privileges, redemption rights, sinking fund rights, rights upon voluntary or involuntary liquidation, dissolution or winding up and any other relative rights, preferences and limitations for the particular preferred stock series.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

Anti-Takeover Effects of Provisions of Delaware Law, Our Certificate of incorporation and By-laws

Delaware statutory law and our certificate of incorporation and by-laws contain provisions that could make acquisition of our Company by means of a tender offer, a proxy contest or otherwise more difficult. These provisions are intended to discourage certain types of coercive takeover practices and takeover bids that our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. The description of our certificate of incorporation and by-laws set forth below is only a summary and is qualified in its entirety by reference to our certificate of incorporation and by-laws, which have been filed as exhibits to our most recent Annual Report on Form 10-K.

Blank Check Preferred Stock.  Our certificate of incorporation permits us to issue, without any further vote or action by the stockholders, up to 20,000,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. The ability to issue such preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control.

Number of Directors; Filling Vacancies; Removal.  Our certificate of incorporation and by-laws provide that the Board will consist of not less than one member, with the exact number of directors to be fixed exclusively by the Board. In addition, our certificate of incorporation and by-laws provide that a board vacancy resulting from the death, resignation, disqualification or removal of a director or other cause, as well as a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office even though that may be less than a quorum of the Board.

Special Meetings.  Our certificate of incorporation and by-laws provide that special meetings of the stockholders may only be called by our Board, certain officers of our Company or two-thirds or more in amount, of each class or series of the capital stock of our Company entitled to vote at such meeting on the matters that are the subject of the proposed meeting. These provisions may make it more difficult for stockholders to take an action opposed by our Board.

Section 203 of the Delaware General Corporation Law.  Section 203 of the DGCL provides that, subject to certain specified exceptions, a corporation will not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless (1) before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (3) on or after such time, both the board of directors of the corporation and at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder approves the business combination. Section 203 of the DGCL generally defines an "interested stockholder" to include (x) any person that owns 15 percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and owned 15 percent or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

Section 203 of the DGCL generally defines a "business combination" to include (1) mergers and sales or other dispositions of 10 percent or more of the corporation's assets with or to an interested stockholder, (2) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (3) certain transactions which would increase the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder and (4) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges, or other financial benefits.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the certificate of incorporation or stockholder-adopted by-laws may exclude a corporation from the restrictions imposed under Section 203. Neither our certificate of incorporation nor our by-laws exclude our Company from the restrictions imposed under Section 203 of the DGCL. We anticipate that Section 203 may encourage companies interested in acquiring our Company to negotiate in advance with our Board since the statute’s supermajority stockholder approval requirement would not be applicable if our Board approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

Listing

Our common stock is currently traded on the NYSE American LLC Exchange under the symbol “KULR”.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities

●	any delayed delivery arrangements

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on NYSE American at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934 (the “Exchange Act”). Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Certain legal matters will be passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of KULR Technology Group, Inc., as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, included in KULR Technology Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at https://www.kulr.ai. The information contained on, or that can be accessed through, our website is not a part of this prospectus or incorporated by reference into this prospectus, and you should not consider information on our website to be a part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 15, 2025;

●	our Current Reports on Form 8-K filed with the SEC on April 15, 2025, May 2, 2025, May 6, 2025, May 15, 2025, and May 20, 2025.

●	The description of our shares of common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, including any subsequent amendment or any report filed for the purpose of updating such description; and

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

KULR Technology Group, Inc.

Attention: Shawn Canter, Chief Financial Officer

555 Forge River Road, Suite 100,

Webster, Texas 77598

(408) 663-5247

No person has been authorized to give any information or to make any representation not contained in this prospectus supplement, and, if given or made, such information and representation should not be relied upon as having been authorized by us. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder will under any circumstances create an implication that there has been no change in the facts set forth in this prospectus supplement or the accompanying prospectus or in our business, financial condition or affairs since the date hereof.

Up to $300,000,000

Common Stock

Prospectus supplement

Cantor

Craig-Hallum

June 9, 2025